EXHIBIT 8.1

May 4, 2006	Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com
To the Persons Listed on Schedule I attached hereto

Re:	Capital One Auto Finance Trust 2006-A
Federal Tax Opinion

Ladies and Gentlemen:

We have acted as special counsel to Capital One Auto Finance, Inc., a Texas corporation (“COAF”), Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Seller”), and Capital One Auto Finance Trust 2006-A, a Delaware statutory trust (the “Issuer”, and together with COAF and the Seller, the “Capital One Entities”), in connection with the execution and delivery of the documents listed in Part I below related to the issuance and sale by the Issuer of the Notes. We have also acted as special counsel to Capital One Financial Corporation in connection with the execution and delivery of the Limited Guaranty (as defined below).

The Notes will be issued by the Issuer pursuant to an Indenture (as defined below). The Issuer will also issue an uncertificated beneficial interest representing the entire beneficial interest in the Issuer (the “Interest”; and together with the Notes, the “Securities”) pursuant to a Trust Agreement (as defined below). Under the Trust Agreement, the Seller initially will own the Interest. The Notes will be sold to the various underwriters pursuant to an Underwriting Agreement (as defined below).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Appendix A of the Sale and Servicing Agreement (as defined below).

I. Documents Reviewed

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

A.	Purchase Agreement, dated as of May 4, 2006 (the “Purchase Agreement”), between COAF, as seller, and the Seller, as purchaser;

B.	Sale and Servicing Agreement, dated as of May 4, 2006 (the “Sale and Servicing Agreement”), between the Seller, as seller, the Issuer, as purchaser, COAF, as servicer (in such capacity, the “Servicer”), and JPMorgan Chase Bank, N.A., banking association organized under the laws of the United States, as indenture trustee (the “Indenture Trustee”);

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Mayer, Brown, Rowe & Maw LLP

To the Persons Listed on Schedule I attached hereto

May 4, 2006

C.	Indenture, dated as of May 4, 2006 (the “Indenture”), between the Issuer and the Indenture Trustee;

D.	Underwriting Agreement, dated April 21, 2006, among COAF, the Seller and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters (the “Representatives”), as amended by Amendment No. 1 to Underwriting Agreement, dated May 1, 2006, among COAF, the Seller and the Representatives (such Underwriting Agreement and such Amendment No. 1 to Underwriting Agreement being referred to collectively herein as the “Underwriting Agreement”);

E.	Insurance Agreement (the “Insurance Agreement”), dated as of May 4, 2006, between Ambac Assurance Corporation, as Note Insurer, COAF, as Servicer and Transferor, the Seller, as Seller, the Issuer and the Indenture Trustee;

F.	Amended and Restated Trust Agreement of Capital One Auto Finance Trust 2006-A (the “Trust Agreement”) dated as of May 4, 2006 between the Seller, as depositor, and Wilmington Trust Company, as Owner Trustee;

G.	Administration Agreement, dated as of May 4, 2006 (the “Administration Agreement”), between COAF, as administrator, the Issuer and the Indenture Trustee;

H.	ISDA Master Agreement, dated as of May 4, 2006, between Wachovia Bank, National Association, (the “Swap Counterparty”) and the Issuer, the Schedule thereto, dated as of May 4, 2006, and the Confirmation entered into pursuant to such ISDA Master Agreement (the “Interest Rate Swap Agreement”).

I.	ISDA Master Agreement, dated as of May 4, 2006, between the Swap Counterparty and Capital One Financial Corporation (“Capital One”), the Schedule thereto and the Confirmation dated May 4, 2006 (the “Balance Guaranty Swap Agreement”);

J.	Limited Guaranty issued by Capital One, dated as of May 4, 2006, in favor of the Issuer, the Indenture Trustee and the Note Insurer (the “Limited Guaranty”);

K.	the forms of the Notes;

L.	Terms Agreement, dated April 25, 2006 (the “Terms Agreement”), among COAF, the Seller, Banc of America Securities LLC and Wachovia Capital Markets, LLC;

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May 4, 2006

M.	the registration statement on Form S-3 (No. 333-128722) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on January 13, 2006 (the Registration Statement”); and

N.	the prospectus supplement dated April 25, 2006 (the “Prospectus Supplement”) and the base prospectus dated April 24, 2006 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) under the Act.

The documents set forth in clauses (A) through (K) above are referred to herein collectively as the “Transaction Documents” and the transactions contemplated by the Transaction Documents and the Prospectus are referred to herein collectively as the “Transactions.”

In rendering the opinions set forth herein, we have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of the Capital One Entities, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Capital One Entities, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed the accuracy of, all such certificates and representations, documents and records and the representations and warranties made by the Capital One Entities in the Transaction Documents, in each case with respect to the factual matters set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the legal capacity of all natural persons. In addition, as to the matters covered thereby, we have relied on the legal opinion of Frank R. Borchert, III, Deputy General Counsel of COFC and the opinion of Richards, Layton & Finger on behalf of the Seller and the opinion of Richards, Layton & Finger on behalf of the Owner Trustee and Issuer, each dated as of the date hereof.

The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

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II. Opinions Rendered

Based upon the foregoing and assuming that the Transaction Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, it is our opinion that:

A.	The Notes will be treated as debt for United States federal income tax purposes.

B.	The Issuer will not be classified for federal income tax purposes as an association or publicly-traded partnership taxable as a corporation.

C.	The statements contained in the Prospectus Supplement under the headings “Summary of Terms – Tax Status” and “Material Federal Income Tax Consequences” and in the Base Prospectus under the heading “Material Federal Income Tax Consequences,” to the extent that they constitute statements of matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Notes, accurately describe the material consequences to holders of the Notes under the Code.

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The scope of these opinions is expressly limited to the issues set forth herein and is limited in all respects to laws and facts existing on the date hereof. We express no opinion with respect to any other taxes or collateral tax consequences with respect to the Receivables or the Issuer.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP MAYER, BROWN, ROWE & MAW LLP

WAL/RFH/CBH/MTA

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Schedule I

Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

Moody’s Investors Service

Fitch, Inc.

Banc of America Securities LLC

Wachovia Capital Markets, LLC,

as Representatives of the several Underwriters

Wachovia Bank, National Association,

as Swap Counterparty

Wilmington Trust Company,

as Owner Trustee

JPMorgan Chase Bank, N.A.

as Indenture Trustee

Capital One Auto Finance, Inc.

Capital One Auto Receivables, LLC

Capital One Financial Corporation

Ambac Assurance Corporation

CAPITAL ONE AUTO RECEIVABLES, LLC

OFFICER’S CERTIFICATE

May 4, 2006

The undersigned officer of Capital One Auto Receivables, LLC (the “Company”), a Delaware limited liability company, hereby certifies that, after due inquiry, he has made the representations set forth below and hereby reaffirms as of the date hereof the accuracy of such representations on which Mayer, Brown, Rowe & Maw LLP is relying in rendering its opinions with respect to (i) the classification of Capital One Auto Finance Trust 2006-A (the “Trust”) as an entity other than an association (or publicly traded partnership) taxable as a corporation, for United States Federal income tax purposes and (ii) the treatment of certain motor vehicle receivable-backed notes (the “Notes”) to be issued by the Trust, which is wholly owned by the Company, as indebtedness for United States Federal income tax purposes:

(i) The Trust is an eligible entity (within the meaning of Treasury regulation section 301.7701-3(a)) with a single member that has always elected and, so long as the Trust has a single member, will continue to elect to be disregarded as an entity separate from its owner for Federal income tax purposes under Treasury regulation section 301.7701-3(a);

(ii) The Company will not take any action which could cause the Trust to have more than 100 partners or members within the meaning of Treasury regulation section 1.7704-1(h), assuming for purposes of this representation that the Trust is a partnership for Federal income tax purposes; and

(iii) In the event that the Trust is treated as having more than one member, the Trust will elect to be classified as a partnership for Federal income tax purposes under Treasury regulation section 301.7701-3(a).

IN WITNESS WHEREOF, I have, on behalf of Capital One Auto Receivables, LLC signed this Certificate as of the date first above written.

CAPITAL ONE AUTO RECEIVABLES, LLC

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Assistant Vice President

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CAPITAL ONE AUTO FINANCE, INC.

OFFICER’S CERTIFICATE

May 4, 2006

The undersigned officer of Capital One Auto Finance, Inc. hereby certifies that, after due inquiry, he has made the representations set forth below and hereby reaffirms as of the date hereof the accuracy of such representations on which Mayer, Brown, Rowe & Maw LLP is relying in rendering its opinions with respect to the classification of Capital One Auto Receivables, LLC as an entity other than an association (or publicly traded partnership) taxable as a corporation, for United States Federal income tax purposes:

Capital One Auto Receivables, LLC is an eligible entity (within the meaning of Treasury regulation section 301.7701-3(a)) with a single member that has always elected and will continue to elect to be disregarded as an entity separate from its owner for Federal income tax purposes under Treasury regulation section 301.7701-3(a).

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IN WITNESS WHEREOF, I have, on behalf of Capital One Auto Finance, Inc., signed this Certificate as of the date first above written.

CAPITAL ONE AUTO FINANCE, INC.

By:	/s/ Jerry Hamstead
Name:	Jerry Hamstead
Title:	Assistant Vice President

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OFFICER’S CERTIFICATE

CAPITAL ONE AUTO FINANCE TRUST 2006-A

May 4, 2006

I, the undersigned, hereby certify that I am a duly elected officer of Capital One Auto Receivables, LLC (the “Company”), the sole residual interest holder of Capital One Auto Finance Trust 2006-A (the “Trust”), and, in such capacity, I am authorized on behalf of the Company to execute this Certificate on behalf of the Trust on the date hereof; and I understand that Mayer, Brown, Rowe & Maw LLP (“MBR&M”) is rendering an opinion on behalf of the Trust dated as of the date hereof (the “Opinion”) and that MBR&M is relying on this Certificate and the statements made herein in rendering its Opinion; and I further certify as follows:

1. For each taxable year of the Trust, 90% or more of the gross income of the Trust will consist of interest and gains (if any) from the sale or other disposition of assets held for the production of interest income;

2. The Trust has not acquired, originated or disposed of, and will not acquire, originate or dispose of, any assets referred to in 1., above, in the ordinary course of a securities dealing, brokering, or other financial business conducted by or through the Trust; and

3. The Trust has acquired and will acquire all the assets referred to in 1., above, in the course of trading or investing for the Trust’s own account.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Assistant Vice President

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